Exhibit 99.1

Press	II-VI Incorporated
Release	375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056
Telephone (724) 352-4455

Release Date: January 23, 2007	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI INCORPORATED:

SECOND QUARTER REVENUES INCREASE 18%

BOOKINGS SET NEW RECORD, FISCAL 2007 EARNINGS OUTLOOK INCREASED

PITTSBURGH, PA., January 23, 2007 — II-VI Incorporated (NASDAQ NGS: IIVI) today reported results for its second quarter ended December 31, 2006. Revenues for the quarter increased 18% to $63,342,000 from $53,827,000 in the second quarter of last fiscal year. Revenues for the six months ended December 31, 2006 increased 15% to $124,139,000 from $108,218,000 for the same period last fiscal year. Net earnings for the quarter were $9,110,000 or $0.30 per share-diluted. These results compare with net earnings of $5,180,000 or $0.17 per share-diluted in the second quarter of last fiscal year. For the six months ended December 31, 2006, net earnings were $16,608,000 or $0.55 per share-diluted. This compares with net earnings of $11,929,000 or $0.40 per share-diluted for the same period last fiscal year.

Bookings for the quarter increased 15% to a record $72,151,000 compared to $62,688,000 in the second quarter of last fiscal year. Bookings for the six months ended December 31, 2006 increased 12% to $136,448,000 from $122,005,000 for the same period last fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Francis J. Kramer, president and chief operating officer said, “Strong orders for Near-Infrared Optics propelled II-VI to record bookings for the second consecutive quarter, enabling us to beat the prior quarterly record by 12%. Our Infrared Optics and Compound Semiconductor Group business segments each grew revenues during the quarter and for the fiscal year to date at least 14% as compared to the same periods in the prior year. All businesses posted solid segment earnings during the quarter which resulted in significant increases in consolidated EBITDA and Company net earnings. Despite lower revenues as compared to last fiscal year, the Military Infrared Optics business segment made admirable improvements in profitability through a variety of operational advancements and lower scrap costs. During the quarter, II-VI reduced debt by more than $8 million. Our forecast for the second half of fiscal year 2007 anticipates continued growth with third quarter revenues expected to be at record levels.”

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II-VI Incorporated

January 23, 2007

Segment Information

The following segment information includes segment earnings (defined as earnings before income taxes, interest expense and other income or expense, net). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control.

	Three Months Ended December 31,			Six Months Ended December 31,
	2006	2005	% Increase (Decrease)	2006	2005	% Increase (Decrease)
Bookings:
Infrared Optics	$31,328	$30,301	3%	$64,127	$56,854	13%
Near-Infrared Optics	25,134	17,039	48%	32,595	23,622	38%
Military Infrared Optics	7,560	5,981	26%	14,579	14,213	3%
Compound Semiconductor Group	8,129	9,367	(13)%	25,147	27,316	(8)%

Total Bookings	$72,151	$62,688	15%	$136,448	$122,005	12%

Revenues:
Infrared Optics	$31,494	$26,708	18%	$63,652	$55,605	14%
Near-Infrared Optics	11,727	7,283	61%	22,239	15,981	39%
Military Infrared Optics	6,462	7,920	(18)%	12,649	14,099	(10)%
Compound Semiconductor Group	13,659	11,916	15%	25,599	22,533	14%

Total Revenues	$63,342	$53,827	18%	$124,139	$108,218	15%

Segment Earnings (Loss):
Infrared Optics	$8,794	$7,086	24%	$17,597	$15,817	11%
Near-Infrared Optics	1,635	238	587%	2,834	1,071	165%
Military Infrared Optics	603	(382)	N/A	844	(906)	N/A
Compound Semiconductor Group	1,160	247	370%	1,013	(115)	N/A

Total Segment Earnings	$12,192	$7,189	70%	$22,288	$15,867	40%

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II-VI Incorporated

January 23, 2007

Outlook

For the third fiscal quarter ending March 31, 2007, the Company currently forecasts revenues to range from $67 million to $69 million and earnings per share to range from $0.29 to $0.32. Results for the quarter ended March 31, 2006 were revenues of $59.4 million and earnings per share of $0.25. For the fiscal year ending June 30, 2007, the Company expects revenues to range from $263 million to $266 million and earnings per share to range from $1.15 to $1.22.

Webcast Information

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, January 23, 2007 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company’s web site at www.ii-vi.com as well as at http://www.videonewswire.com/event.asp?id=37114. Please allow extra time prior to the call to visit the site and, if needed, download the media software required to listen to the internet broadcast. A replay of the webcast will be available for two weeks following the call.

About II-VI Incorporated

Headquartered in Saxonburg, Pennsylvania, II-VI Incorporated designs, manufactures and markets optical and opto-electronic components, devices and materials for infrared, near-infrared, visible light, x-ray and gamma ray instrumentation. The Company’s infrared optics business manufactures optical and opto-electronic components sold under the II-VI brand name. The Company’s near-infrared optics business manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers at the Company’s VLOC subsidiary. The Company’s military infrared optics business manufactures infrared products for military applications under the Exotic Electro-Optics (EEO) brand name. In the Company’s Compound Semiconductor Group, the eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray sensor products and materials for use in medical, industrial, environmental, scientific and homeland security applications; the Company’s Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results,

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II-VI Incorporated

January 23, 2007

performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: the failure of any one or more of the assumptions stated above to prove to be correct; (i) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006; (ii) purchasing patterns from customers and end-users; (iii) timely release of new products, and acceptance of such new products by the market; (iv) the introduction of new products by competitors and other competitive responses; and/or (v) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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II-VI Incorporated and Subsidiaries

Condensed Consolidated Statements of Earnings (Unaudited)

(000 except per share data)

	Three Months Ended December 31,
	2006	2005
Revenues

Net sales	$60,870	$51,751
Contract research and development	2,472	2,076

Total Revenues	63,342	53,827

Costs, Expenses & Other (Income) Expense

Cost of goods sold	33,803	31,929
Contract research and development	1,915	1,442
Internal research and development	1,561	1,966
Selling, general and administrative	13,871	11,301
Interest expense	295	450
Other (income), net	(937)	(101)

Total Costs, Expenses, Other (Income) Expense	50,508	46,987

Earnings Before Income Taxes	12,834	6,840

Income Taxes	3,724	1,660

Net Earnings	$9,110	$5,180

Diluted Earnings Per Share	$0.30	$0.17

Average Shares Outstanding - Diluted	30,108	29,999

II-VI Incorporated and Subsidiaries

Condensed Consolidated Statements of Earnings (Unaudited)

(000 except per share data)

	Six Months Ended December 31,
	2006	2005
Revenues

Net sales	$119,049	$103,957
Contract research and development	5,090	4,261

Total Revenues	124,139	108,218

Costs, Expenses & Other (Income) Expense

Cost of goods sold	67,854	62,717
Contract research and development	3,902	2,957
Internal research and development	2,862	3,877
Selling, general and administrative	27,233	22,800
Interest expense	669	855
Other (income), net	(1,445)	(1,398)

Total Costs, Expenses, Other (Income) Expense	101,075	91,808

Earnings Before Income Taxes	23,064	16,410

Income Taxes	6,456	4,481

Net Earnings	$16,608	$11,929

Diluted Earnings Per Share	$0.55	$0.40

Average Shares Outstanding - Diluted	30,007	29,959

II-VI Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(000)

	December 31, 2006	June 30, 2006
Assets

Current Assets
Cash and cash equivalents	$26,001	$26,885
Accounts receivable, net	40,133	42,122
Inventories	53,765	48,454
Deferred income taxes	8,851	7,561
Other current assets	2,696	2,611

Total Current Assets	131,446	127,633

Property, Plant & Equipment, net	78,755	77,713
Goodwill	23,346	23,293
Other Intangible Assets, net	14,328	14,968
Investment	2,772	2,437
Other Assets	4,675	4,252

Total Assets	$255,322	$250,296

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$9,874	$9,540
Current portion of long-term debt	54	7,553
Other current liabilities	25,788	27,942

Total Current Liabilities	35,716	45,035

Long-Term Debt-less current portion	18,741	23,614

Other Liabilities, primarily deferred income taxes	9,738	11,056

Shareholders’ Equity	191,127	170,591

Total Liabilities and Shareholders’ Equity	$255,322	$250,296

II-VI Incorporated and Subsidiaries

Other Selected Financial Information (Unaudited)

($000 except per share data)

The following other selected financial information includes earnings before interest, income taxes, depreciation and amortization (EBITDA). Management believes EBITDA is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

Other Selected Financial Information

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
EBITDA	$17,229	$11,291	$31,910	$24,967
Cash paid for capital expenditures	$5,375	$5,073	$8,439	$9,572
Net payments on indebtedness	$8,388	$3,513	$12,276	$4,926
Incentive stock option and performance share compensation expense, pre-tax	$793	$284	$1,536	$954
Cash paid for shares repurchased through the Company’s stock repurchase program	$—	$496	$502	$496
Shares repurchased through the Company’s stock repurchase program	—	27,400	19,500	27,400

	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of Segment Earnings and EBITDA to Earnings Before Income Taxes	2006	2005	2006	2005
Total Segment Earnings	$12,192	$7,189	$22,288	$15,867
Interest expense	295	450	669	855
Other (income), net	(937)	(101)	(1,445)	(1,398)

Earnings before income taxes	$12,834	$6,840	$23,064	$16,410

EBITDA	$17,229	$11,291	$31,910	$24,967
Interest expense	295	450	669	855
Depreciation and amortization	4,100	4,001	8,177	7,702

Earnings before income taxes	$12,834	$6,840	$23,064	$16,410

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